EXHIBIT 11

HECTOR COMMUNICATIONS CORPORATION AND SUBSIDIARIES
CALCULATION OF EARNINGS PER SHARE
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

                                                          Three Months Ended September 30    Nine Months Ended September 30
                                                          -------------------------------    ------------------------------
Basic:                                                          2004             2003             2004             2003
-------                                                    -------------    -------------    -------------    -------------

Income from continuing operations                          $   1,293,638    $   1,007,970    $   3,441,522    $   3,030,174
Income from discontinued operations                                    -          209,505                -          881,854
                                                           -------------    -------------    -------------    -------------
Net income                                                 $   1,293,638    $   1,217,475    $   3,441,522    $   3,912,028
                                                           =============    =============    =============    =============

Common shares:

  Weighted average number of common shares outstanding         3,655,134        3,490,327        3,611,666        3,480,446
                                                           -------------    -------------    -------------    -------------


Net income per common share:
    Continuing operations                                  $         .35    $         .29    $         .95    $         .87
    Discontinued operations                                                           .06                               .25
                                                           -------------    -------------    -------------    -------------
                                                           $         .35    $         .35    $         .95    $        1.12
                                                           =============    =============    =============    =============

Diluted:
-------------

Income from continuing operations                          $   1,293,638    $   1,007,970    $   3,441,522    $   3,030,174
Income from discontinued operations                                    -          209,505                -          881,854
                                                           -------------    -------------    -------------    -------------
Net income                                                 $   1,293,638    $   1,217,475    $   3,441,522    $   3,912,028
                                                           =============    =============    =============    =============

Common and common equivalent shares:

  Weighted average number of common shares outstanding         3,655,134        3,490,327        3,611,666        3,480,446
  Dilutive effect of convertible preferred shares outstanding    201,738          220,100          213,130          220,100
  Dilutive effect of stock options outstanding after
     application of treasury stock method                        148,889           78,712          124,672           59,365
  Dilutive effect of Employee Stock
    Purchase Plan shares subscribed                                1,097            2,295              549            1,743
                                                           -------------    -------------    -------------    -------------
                                                               4,006,858        3,791,434        3,950,017        3,761,654
                                                           =============    =============    =============    =============

Diluted net income per share:
    Continuing operations                                  $         .32    $         .27    $         .87    $         .81
    Discontinued operations                                                           .05                               .23
                                                           -------------    -------------    -------------    -------------
                                                           $         .32    $         .32    $         .87    $        1.04
                                                           =============    =============    =============    =============
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